Exhibit 10.4

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

SALES AGREEMENT

THIS AGREEMENT is made and entered into as of February 9, 2008, by and among (*NAME CONFIDENTIAL*) (“Seller”) and (*NAME CONFIDENTIAL*), a (*STATE CONFIDENTIAL*) Limited Liability Company (“Purchaser”) as follows0.

W I T N E S S E T H:

For and in consideration of the covenants and agreements contained in this Agreement, it is hereby covenanted and agreed between the parties hereto as follows:

1. Subject Property. Upon and subject to the terms, covenants and conditions herein, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to buy from Seller, the following items in subparagraphs (a) through (f) (collectively, the “Subject Property”):

(a) The approximately 18,500 square foot building and interior leasehold fixtures/improvements situated on that tract or parcel of land having a street address of (*ADDRESS CONFIDENTIAL*) and being more particularly described on the attached Exhibit “A” (but not the land thereunder) subject only to the “Permitted Encumbrances” described on the attached Exhibit “B”;

(b) All right, title and interest of Seller in and to all fixtures, equipment, finishes, window treatments, carpets, safety equipment, and other tangible items of personalty, used in the operation of the Subject Property (collectively, the “FFE”);

(c) All right, title and interest of Seller in and to (i) the security system, service, utility, and maintenance leases or contracts and other contracts, agreements and leases affecting the Subject Property to the extent said leases, contracts, and agreements are assignable by Seller and all deposits made pursuant thereto listed on Exhibit “C” (the “Contracts”) (but excluding the Ground Lease on the underlying Land which will be executed between some or all the parties hereto on the date of Closing hereof) and (ii) the deposits and other payments previously made under the Contracts, together with the right to receive the same; all of the foregoing shall be paid in full by Seller at closing or cancelled by Seller. Purchaser does not assume any obligations thereunder unless agreed to by Purchaser and except as disclosed on Exhibit “B”;

(d) All transferable consents, authorizations, variances, waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity of instrumentality in respect of the Subject Property, including, without limitation, those with respect to the foundation, roof and roof equipment use, utilities, building, fire, life, safety, traffic and zoning

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(collectively, the “Approvals”) heretofore or hereafter held by or granted to Seller (but excluding the SOB license or (*NAME CONFIDENTIAL*) permits held by (*NAME CONFIDENTIAL*)); and

(e) All that the owner has to the extent that it is available of the books, records, files, plans, specifications, surveys, environmental studies, roof equipment, maintenance records (for at least three (3) years), rental records, including delinquency reports, estoppel letters and engineering reports (collectively, the “Books”) of Seller in connection with the operation and maintenance of the Subject Property.

(f) Notwithstanding anything above to the contrary, the “Subject Property” includes the former lease between Seller and (*NAME CONFIDENTIAL*) (which will be terminated upon Closing of this transaction) but does not include the lease being entered into on this date between Seller and Purchaser wherein Purchaser is leasing the underlying Land upon which the Subject Property is located.

2. Price.

2.1 Purchase Price.

(a) The purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Subject Property shall be One Million Seven Hundred Thousand Dollars ($1,700,000.00). The Purchase Price shall be paid by Purchaser to Seller upon the delivery of a Bill of Sale (subject only to the permitted encumbrances listed on Exhibit “B” attached hereto and incorporated by reference) and other instruments and conveyances required hereunder, at Closing, provided that such amount shall be adjusted by prorations of items as provided for herein. Except as otherwise provided in Section 2.2 hereof, payments will be made by wire transfer or delivery of cashier’s or certified checks drawn on a banking institution satisfactory to Seller.

2.2 Earnest Money.

Purchaser shall pay to or deposit with Escrow Agent, within ten (10) days of the full execution of this Agreement the sum of One Hundred Thousand ($100,000.00) Dollars. The One Hundred Thousand ($100,000.00) Dollars shall be Earnest Money which Escrow Agent shall pay at Closing to Purchaser, or shall be paid by Escrow Agent to Seller as liquidated damages or returned by Escrow Agent to the Purchaser, according to the terms hereof.

2.3 Within ten (10) days after the date hereof, Seller will furnish to Purchaser the following, which shall be and become annexed and attached hereto and integral parts of this Agreement;

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

Schedule

I	True and complete copies of all contracts, leases, rent rolls (in form and containing sufficient detail satisfactory to Purchaser), delinquency reports, maintenance records, surveys, environmental reports, warranties, service contracts, engineering studies and management agreements.

II	List of all existing insurance policies for or covering the Subject Property, and at Purchaser’s request, copies of the policies disclosed thereon.

3. Representations, Warranties and Certain Covenants.

3.1 Of Seller. To induce the Purchaser to enter into this Agreement, Seller makes the following representations, warranties and covenants, each of which is material to and is relied upon by Purchaser, and each of which shall be effective and true on or prior to the approval of this Agreement and at closing.

(a) Seller has the right, power and authority to sell the Subject Property to Purchaser in accordance with the terms and conditions hereof, and to execute, deliver and perform its obligations under this Agreement and all other instruments, conveyances, or to be executed and delivered, by Seller in connection with the transactions contemplated herein. This Agreement and all other documents executed and delivered, or to be executed and delivered, by Seller in connection with the transactions contemplated herein, have been, or at the appropriate time will be, duly executed and upon delivery will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms and provisions, subject, however, to the effect of any bankruptcy, reorganization, moratorium, insolvency or other laws affecting the rights of creditors generally. Seller has taken all action, corporate or otherwise, required to authorize its execution, delivery and performance of this Agreement and such other documents. There are, to the best of Seller’s knowledge, no claims, defenses, personal or otherwise, or offsets whatsoever to the validity or enforceability with respect to Seller of this Agreement or any other documents executed and delivered, or to be executed and delivered, by Seller in connection with the transactions contemplated herein nor, to the best of Seller’s knowledge, is there any basis for any such claim, defense or offset known to Seller.

(b) To the best of Seller’s knowledge neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement, contract, or instrument to which Seller is a party; and

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(c) The Subject Property including all the leasehold estate, personalty, contract rights, leases, and the like which are to be transferred to the Purchaser hereunder, constitute all of the property and property rights located on or used in connection with the operation of the Subject Property; and

(d) To the best of Seller’s knowledge at Closing, all of the equipment, personal property and the like shall be in substantially the same working order as on the date hereof, reasonable wear and tear excepted, and the Personalty, including equipment, heating and air conditioning systems and the like, shall be in good operating condition and state of repair at closing, except for such defects as shall be disclosed in writing to Purchaser at or before the Closing; and

(e) Seller has good and marketable title to the Subject Property and such assets at closing shall be free and clear of all liens, encumbrances, equities, restrictions, leases, claims of mechanics and materialmen, special assessments, liabilities and claims of every kind and nature whatsoever, except as disclosed on Exhibit “D” (those matters disclosed thereon being referred to as “All Encumbrances”) and the lease referenced in paragraph 1(f). Within fifteen (15) days following the execution of this Agreement, Seller shall deliver to Purchaser, at Seller’s expense, a survey showing improvements in place and the location and book and page number of all easements; and

(f) To the best of Seller’s knowledge all leases, contracts and other agreements to be transferred to Purchaser hereunder are valid, subsisting and in full force and effect without any change or modification not herein reflected in writing, and there exists no default (nor any state of facts which with or without the giving or notice and/or lapse of time would constitute a default) on the part of the Seller under any thereof. Seller has obtained or will obtain prior to the Closing all necessary consents for the assignment of said agreements to Purchaser hereunder or for their termination as the case may be; and

(g) To the best of Seller’s knowledge the present use by Seller of the Subject Property to be conveyed pursuant hereto to the Purchaser does not violate any applicable zoning ordinance, or any health, fire or other statutes, codes, or ordinances or any regulations issued pursuant thereto and in conveyance to and use of the initial Subject Property shall not constitute a violation of such, and, to the best of Seller’s knowledge, the Subject Property complies with all applicable State and Federal laws; and

(h) Up to and including the date of Closing hereunder, Seller shall maintain the Subject Property in its present state ordinary wear and tear excepted. At the date of Closing, the Subject Property shall be in good, fully rentable condition or if not in such condition at closing, Seller shall be responsible for placing in good, fully rentable condition within a reasonable time after closing; and

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(i) Except for replacements and changes made or occurring in the ordinary course of Seller’s business, all of the tangible assets to be conveyed pursuant hereto will, as of the Closing Date, be in substantially the same conditions, ordinary wear and tear excepted, as on the date of this Agreement, and Seller shall maintain and continue to maintain insurance with respect therein in such types and amounts as have heretofore been maintained; and

(j) Neither Seller nor the Subject Property are subject to a management agreement which affects or restricts the sale of the Subject Property or the management thereof by Purchaser or Purchaser’s successors or assigns; and

(k) To the best of Seller’s knowledge the Subject Property did lie in a flood zone or in a 100 year flood plain but upon information and belief was removed from same by past owners; and

(l) To the best of Seller’s knowledge the Subject Property is free from infestation and from damage by termites and other insects and shall be so free at Closing; Seller agrees to provide Purchaser with a written report from a licensed and bonded pest control company showing that the Subject Property is free of all termite and insect infestation, dry rot and fungus; and

(m) Except as disclosed in Exhibit “E”, Seller , to the best of Seller’s knowledge, is not aware of any condemnation, zoning, environmental, or other land use regulation proceeding, either instituted or threatened, which would affect the use, occupancy, or operation of the Subject Property, nor has Seller received notice of any special assessment affecting any of the Subject Property; and

(n) Seller is not a party, either as defendant or plaintiff, to any litigation or administrative proceeding nor is any legal action pending or threatened regarding the Subject Property or Seller’s use thereof, which would adversely affect the Subject Property or Seller’s authority to perform its obligation under this Agreement, and there are no contingent liabilities of which Seller is aware, except as disclosed on Exhibit “F”; and

(o) To the best of Seller’s knowledge there are no material, latent physical defects in the Subject Property, all of the Subject Property is in good repair, except as disclosed on Exhibit “G”; and

(p) There are no material, adverse facts concerning the Subject Property of which Seller is aware which have not been disclosed to Purchaser; and

(q) These representations and warranties are made at the time Seller executes this Agreement and are also made at and as of Closing; and

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(r) Intentionally omitted.

(s) Seller shall retain the services of an environmental firm acceptable to Purchaser (at Purchaser’s sole expense) to conduct a Phase I environmental inspection of the Subject Property. Seller further agrees that this Agreement shall become null and void if the limited environmental audit reveals any material environmental problems in the sole opinion of Purchaser with the Subject Property. Notwithstanding the foregoing to the contrary, Purchaser shall have thirty (30) days from the effective date of this Agreement to review the Phase I environmental inspection of the Subject Property and exercise its option to terminate this Agreement because of any material environmental problems with the Subject Property. Seller shall be entitled to a copy of the environmental report and shall not be under any obligation to correct any environmental defects.

3.2 Of Purchaser. To induce the Seller to enter into this Agreement, Purchaser makes the following representation, warranties and covenants, each of which is material to and is relied upon by Seller:

(a) Purchaser has the right, power and authority to purchase the Subject Property form Seller in accordance with the terms and conditions hereof, and to execute, deliver and perform its obligations under this Agreement and all other instruments, conveyances, or to be executed and delivered, by Purchaser in connection with the transactions contemplated herein. This agreement and all other documents executed and delivered, or to be executed and delivered, by Purchaser in connection with the transactions contemplated herein, have been or at the appropriate time will be, duly executed and delivered and constitute or, upon such execution and delivery will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms and provisions, subject, however, to the effect of any bankruptcy, reorganization, moratorium, insolvency, or other laws affecting the rights of creditors generally. Purchaser has taken all action, corporate or otherwise, required to authorize its execution, delivery and performance of this Agreement and such other documents. There are no claims, defenses personal or otherwise, or offsets whatsoever to the validity or enforceability with respect to Purchaser of this Agreement or any other documents executed and delivered, or to be executed and delivered, by Purchaser in connection with the transactions contemplated herein, nor is there any basis for any such claim, defense or offset known to Purchaser. No consent or approval of any person, firm, corporation , court trustee, judge, or governmental authority is required to be obtained by Purchaser in order for Purchaser to enter into this Agreement or any such other document or to perform fully all of Purchaser’s obligations under this Agreement except those that have been obtained and are in full force and effect; and

(b) To the best of Purchaser’s knowledge, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated herein

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under any agreement or instrument to which Purchaser is a party; and

(c) Purchaser shall have a period of thirty (30) days to secure financing acceptable to Purchaser in an amount not less than $1,360,000.00 on terms acceptable to Purchaser and if not obtained within said time, this Agreement at the option of either party may be terminated and Purchaser’s earnest money shall be refunded. Purchaser shall use all best efforts to obtain financing.

(d) The Purchaser is a limited liability company duly organized and in good standing in their State of incorporation and authorized to enter into this transaction and to do business in (*STATE CONFIDENTIAL*). Further, each Purchaser represents that all actions and approval necessary to enter into and close this transaction has occurred.

4. Title Matters.

4.1 Review of Title. Within fifteen (15) days of the execution hereof, Purchaser shall secure a commitment for an owner’s policy of title insurance, or in such other manner as Purchaser deems appropriate in order that Purchaser may examine the state of title to the Subject Property. The Subject Property is to be conveyed free and clear of the mortgage liens and all other liens except for the permitted encumbrances listed on Exhibit “B”, which shall be satisfied by the Seller on or prior to closing. In the event that Purchaser shall determine that the Subject Property is subject to encumbrances or exceptions in addition to the Permitted Encumbrances, Purchaser may elect to (i) waive any such objection to such encumbrances or exceptions and proceed to Closing; (ii) within thirty (30) days of obtaining the title commitment, terminate this Agreement in which event the Earnest Money shall be returned to Purchaser, and, upon the receipt thereof by Purchaser, all obligations hereunder shall be null and void and of no further force or effect; or (iii) within thirty (30) days of the date hereof, deliver notice in writing to Seller specifying the encumbrances or exceptions that Purchaser objects to. In the event Purchaser so objects to the state of title, Seller at its option and without any obligation to do so, may within thirty (30) days after receipt of Purchaser’s notice of its objections, notify Purchaser in writing of Seller’s intent to take such action as shall be necessary to remove the basis for Purchaser’s objections. If Seller is unable to cure such objections on or before the date of Closing, it shall so notify Purchaser in writing, and Purchaser may extend the date of Closing for such time period as it may select (not to exceed thirty (30) business days) by written notice to Seller. If no cure is effected within such additional time, Purchaser may elect to (i) waiver such objections and proceed to Closing, or (ii) terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and upon the receipt thereof by Purchaser, all obligations hereunder shall be null and void and of no further force or effect.

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

4.2 Title Insurance. Purchaser, at its sole cost and expense, shall procure owner’s title insurance in such form and with such liability limits as Purchaser may deem appropriate to insure Purchaser’s interest in the Subject Property from and after the Closing. Seller shall pay for title abstract and binder costs and expenses.

5. Closing.

5.1 Closing Date; Concurrent Closings. The consummation of the transactions herein contemplated (the “Closing” and the date of such Closing, the “Closing Date”) shall take place simultaneously with the Closing of the Agreement and Plan of Reorganization provided that neither party shall be obligated to close unless all conditions to the obligations of such party to close have been satisfied or waived.

5.2 Place of Closing. The Closing shall take place at the offices of Seller’s attorney in (*CITY AND STATE CONFIDENTIAL*), or at such other place as may be mutually agreed upon in writing by Seller and Purchaser.

5.3 Closing Documents; Seller’s Deliveries. Seller shall deliver to Purchaser at the Closing the following documents, dated as of the Closing Date, the delivery of which shall be a condition to Purchaser’s obligation to consummate the purchase and sale herein contemplated;

(a) Bill of Sale. A Bill of Sale conveying good and marketable fee simple title, in recordable form duly executed by Seller and conveying to Purchaser title to the Subject Property (the “Deed”);

(b) Bill of Sale. A bill of sale for the FFE, conveying all of Seller’s rights, title and interest thereto to Purchaser, including Seller’s rights in any leased equipment free and clear of any liens and encumbrances;

(c) Assignments. An assignment (or, at Purchaser’s option, assignments) duly executed by Seller in recordable form, assigning and transferring to Purchaser all of Seller’s right, title and interest in the Leases, Books, the Contacts, the Approvals, and such other rights, properties, powers and privileges constituting or relating to the Subject Property as Purchaser may reasonable request to evidence that the Contracts have been paid in full or cancelled;

(d) Additional Documents. Originals or copies of all other surveys, plans and specifications for the Subject Property’s records, architect’s plans and renderings, originals or copies of building permits, certificates of occupancy for the Subject Property, and other similar documents which are in Seller’s possession;

(e) The Closing of one certain Agreement and Plan of Reorganization and Agreement of Merger dated February 9, 2008, between VCG Holding Corp.,

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(*NAME CONFIDENTIAL*) (and the adoption of said Agreement of Merger) and the parties have executed one certain Ground Lease as referenced herein in paragraph 1(c) , to be effective at the Closing, between Purchaser and Seller of the Agreement and Plan of Reorganization and Agreement of Merger.

(f) Intentionally omitted;

(g) The termite report required by Paragraph 3.1 (1);

(h) Certificate of Seller concerning written representations and warranties of Seller as set forth in Paragraphs 3.1 (a) through 3.1 (t);

(i) Deposits;

(j) Intentionally omitted;

(k) Miscellaneous. Such other items, documents, and instruments as Purchaser reasonably requires.

5.4 Apportionments.

(a) The following shall be apportioned between Seller and Purchaser as of Midnight on the day immediately preceding the Closing Date (the “Apportionment Date”):

(i) personal property taxes, water or sewer rates and charges (if not metered), personal property taxes, or any other governmental tax or charge levied or assessed against the Subject Property (collectively, the “Taxes”), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Subsection (b) below;

(ii) water charges to be apportioned in accordance with Subsection (c) below;

(iii) charges for electricity, telephone, television, gas and any other utilities (collectively, “Utilities”) made by the utility companies servicing the Subject Property to be apportioned in accordance with Subsection (d) below. Transferable utility deposits, if any, for which Purchaser shall reimburse Seller if same be assigned;

(iv) Intentionally omitted;

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(v) all other expenses previously incurred by Seller, but not paid as of the date of Closing, which shall be allocated pursuant to Subsection (h) below.

(b) Taxes shall be apportioned on the basis of the fiscal period for which assessed.

(c) If there are water meters at the Subject Property, Seller shall endeavor to have the water utility read the meters on or immediately prior to the Closing Date. Purchaser shall be responsible for all charges thereafter. If such readings are not obtainable, then, until such time as such readings are obtained, water charges shall be prorated as of the Closing Date based upon the per diem rate obtained by using the last period and bills for such charges that are available.

(d) The Utilities shall be apportioned (i) by having utility company make a final meter reading on or immediately prior to the Closing Date, the payment of which shall be Seller’s responsibility, or (ii) if such readings cannot be obtained, on the basis of the most recent bills that are available. Purchaser shall be responsible for all utility charges after the Closing Date.

(e) Intentionally omitted;

(f) All amounts due or payable after Closing pursuant to any of the Contracts shall be paid in full by Seller at Closing.

(g) Intentionally omitted;

(h) All other expenses previously incurred by Seller, but not paid as of the date of Closing, shall be paid by Seller unless otherwise agreed upon in writing by Purchaser.

5.5 Accounts Receivable.

(a) As provided in Section 5.7 hereof, the within sale of the Subject Property does not include any accounts receivable of Seller, except as provided in Section 5.4 (e) above, for the period through the Apportionment Date all of which Seller shall have the right to receive, collect, discharge and compromise, (collectively, the “Accounts Receivable”);

(b) If, on the Closing Date, there shall be any Accounts Receivable owing from any tenant, Purchaser agrees that any moneys received by Purchaser from such tenant shall be remitted to Seller; and

(c) The provisions of Section 5.5 hereof shall survive the Closing Date.

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

5.6 Closing Expenses. Seller shall pay its own attorney’s fees and survey costs. Purchaser shall pay its own attorney fees, Phase I environmental report charges, all charges for recording of any instrument or document delivered by Seller to Purchaser, including, without limitation, recording the Deed, and any costs associated with obtaining a first mortgage loan on the Subject Property including title policy charges. All costs or expenses of performance of obligations hereunder and of the consummation of the transactions contemplated herein that have not been specifically assumed by either party under the terms hereof shall be borne by the party incurring such cost or expense.

5.7 Agents and Brokers. The parties acknowledge that no agents or brokers have been involved in the sale and purchase of the Subject Property.

Purchaser shall have no obligation to pay any commission.

Purchaser and Seller shall agree to indemnify and hold the other harmless from and against any cost, expenses or liabilities for compensations, commissions or charges which may be claimed by any other broker, finder or similar party by reason of any actions of the indemnifying party.

5.8 Possession of Subject Property. Seller shall deliver possession of the Subject Property to Purchaser at the time of closing.

5.9 Concurrent Closings. The parties hereto shall only be required to close on the transaction contemplated by this Agreement upon the simultaneous Closing of the following related transactions involving some or all the parties hereto:

(1) one certain Agreement and Plan of Reorganization and Agreement of Merger dated February 9, 2008, between VCG Holding Corp., (*NAME CONFIDENTIAL*) (and the adoption of said Agreement of Merger), including the Covenants Not To Compete (as shown on Schedules 4.2(a) and 4.2(b) to the Agreement and Plan of Reorganization); and

(2) the parties have executed one certain Ground Lease as referenced herein in paragraph 1(c).

6. Damage and Destruction. If, prior to the Closing Date, all or any part of the Subject Property is damaged by fire or other casualty, the following shall apply:

(a) If there is damage to or destruction by fire or other casualty of a material part of the Subject Property, Seller shall notify Purchaser of such fact and Purchaser shall have option to terminate this Agreement upon notice given to Seller not later than ten (10) days after the date of Seller’s notice. If this Agreement is terminated as aforesaid, the Earnest Money shall be returned to Purchaser whereupon this

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder. If Purchaser does not elect to terminate this Agreement as aforesaid, Seller shall, at its option, either (i) proceed to repair the damage prior to Closing, in which event Seller shall be entitled to adjourn the Closing Date for up to ninety (90) days (or such longer period as Purchaser may specify), or (ii) turn over to Purchaser on the Closing Date the right to receive insurance proceeds in payment of said physical damage or destruction, and to the extent not so collected, assign to Purchaser the right to receive and settle same. For purposes hereof, a “material part” shall be deemed to mean any damage or destruction to the Subject Property, the aggregate cost or repair or replacement of which exceeds One Hundred Thousand ($100,000.00) Dollars.

(b) If there is damage to or destruction by fire or other casualty of an immaterial part of the Subject Property neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage, provided, however, that in such event, Seller shall notify Purchaser of such fact and turn over to Purchaser on the Closing Date an amount equal to any casualty insurance proceeds collected by Seller on account of said physical damage or destruction, and to the extent not so collected, assign to Purchaser the right to receive and settle same.

7. Condemnation. In the event that the Subject Property is condemned in whole or in part, temporarily or permanently, Seller shall promptly notify Purchaser in writing of such event. Purchaser shall then have the right, upon notice in writing to seller within ten (10) days of receipt of notice of such condemnation to terminate this Agreement and thereupon the parties shall be released and discharged from any further obligations to each other, the Earnest Money and interest thereon shall be refunded to Purchaser and this Agreement shall become null and void. If Purchaser does not elect so to terminate this Agreement, the Purchase Price shall not be reduced but Purchaser shall be entitled to all of Seller’s share of the proceeds of condemnation awarded.

In such event, Seller shall have no responsibility for the restoration and repair of that portion of the Subject Property so condemned. Either the Purchaser or the Seller shall have the right jointly or severally to contest the condemnation or the condemnation award at its sole expense, but in the contestation, the contesting party or parties shall realize the results of such contestation solely or equally, as the case may be.

8. Purchaser’s Right of Inspection. From and for thirty (30) days after the date hereof (the thirtieth day being referred to as the “Examination Date”), Purchaser shall be entitled to enter upon the Subject Property in order to conduct such tests, inspections, examinations, surveys, analyses, investigations and inquiries with respect to the Subject Property as Purchaser deems necessary. Purchaser shall have free and complete access to all books, documentation, agreements and other information in the possession of Seller or any employee, agent or independent contractor of Seller,

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

pertaining to the ownership, use or operation of the Subject Property; and Purchaser shall have the right to make copies of same at the expense of Purchaser. Purchaser shall pay all costs incurred in making such inspections, tests, analysis and investigations except as herein specified. In the event Purchaser, in Purchaser’s sole discretion, after making such inspections, etc., determines to not purchase the Subject Property, Purchaser may notify the Seller in writing of his cancellation of this Agreement and receive a refund of his Earnest Money.

9. Default; Escrow Agent.

9.1 Default; Liquidated Damages. Purchaser and Seller acknowledge that it would be extremely impractical and difficult to ascertain the actual damages that would be suffered by Seller if Purchaser fails to consummate the purchase and sale contemplated herein (for any reason other than Seller’s covenants and agreements hereunder or the failure of any other of the conditions to Purchaser’s obligation to close hereunder). Purchaser and Seller have considered carefully the loss to Seller as a consequence of the negotiation and execution of this Agreement, and the other damages, general and special that Purchaser and Seller realize and recognize Seller would Sustain, but that Seller cannot calculate with absolute certainty. Based on all those considerations, Purchaser and Seller have agreed that the damage to Seller would reasonably be expected to be equal to the Earnest Money. Accordingly, if all conditions precedent to Purchaser’s obligation to consummate the transactions herein contemplated have been waived or satisfied and if Seller has performed its covenants and agreements hereunder, but Purchaser has breached its covenants and agreements herein by the date of Closing, then the Escrow Agent shall pay the Earnest Money to Seller as full and complete liquidated damages and as Seller’s sole and exclusive remedy for such default by Purchaser. Upon proper payment of the Earnest Money to Seller, no party to this Agreement shall have any liability to any other party to this Agreement; and this Agreement shall, in its entirety, be deemed null, void and of no further force and effect. If Seller has breached its covenants and agreements under this Agreement and has failed, refused or is unable for any reason to consummate the purchase and sale contemplated herein by the date of Closing, then Purchaser, by written notice to the Escrow Agent, shall be entitled to a return of the Earnest Money, and Purchaser may bring suit for specific performance and/or damages against Seller. If the contingencies in this Agreement (and specifically as provided in Paragraph 3.2(c)) fail to occur within the periods provided therein, this Contract shall be null and void and Earnest Money shall be refunded to Purchaser.

9.2 Escrow Agent. The Earnest Money shall be paid to and shall be held in escrow by (*NAME AND ADDRESS CONFIDENTIAL*), as “Escrow Agent” at no interest. Escrow Agent, by executing this Agreement, hereby acknowledges receipt of the Earnest Money and agrees to hold and apply the Earnest Money as provided in this Agreement. Except as is provided in Section 9.1 hereof, Escrow Agent shall not disburse or otherwise take any action with respect to the Earnest Money, except upon joint

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

instructions from Seller and Purchaser. The parties hereto hereby acknowledge that the Escrow Agent shall have no liability to any party on account of its failure to disburse the Earnest Money; and, in the event of any dispute as to who is entitled to receive the Earnest Money, Escrow Agent shall have the right to retain the Earnest Money and disburse it in accordance with the final order of a court of competent jurisdiction or to deposit the Earnest Money with said court, pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure of the depository and shall only be otherwise liable in the event of his gross negligence or willful misconduct.

10. Miscellaneous Provisions.

10.1 Entire Agreement. This Agreement constitutes the entire contemplated agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral and written understandings or agreements between the parties. This Agreement is assignable by Purchaser with approval by Seller. Such approval will not be unreasonably withheld.

10.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, devisees, personal representatives, successors and assigns.

10.3 Waiver, Modifications. Failure by Purchaser or Seller to insist upon or enforce any of its rights shall not constitute a waiver thereof. Either party hereto may waiver the benefit of any provision or condition for its benefit contained in this Agreement. Nor oral modification hereof shall be binding upon the parties, and any modification shall be in writing and signed by each of the parties.

10.4 TIME IS OF THE ESSENCE OF THIS AGREEMENT.

10.5 Drafting. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

10.6 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of (*STATE CONFIDENTIAL*).

10.7 Rights Cumulative. Except as is provided in Section 9.1 hereof, each and every of the rights, benefits and remedies provided to Purchaser or Seller by this Agreement, or any instrument or document pursuant to this Agreement are cumulative and shall not be exclusive of any other of said rights, remedies and benefits allowed by law or equity.

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

10.8 Date. For purposes of this Agreement, the date hereof shall mean the date Seller finally accepts this Agreement. If this Agreement is not signed by Seller and Lender on or before February 9, 2008, then this Agreement is null and void and of no effect.

10.9 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered by means of receipted delivery or mailed by first-class registered or certified mail, return receipt requested, postage prepaid (and shall be effective when received):

(a)	if to Seller:	(*NAME AND ADDRESS CONFIDENTIAL*)

	with copy to:	(*NAME AND ADDRESS CONFIDENTIAL*)

(b)	if to Purchaser:	Troy Lowrie
Brent Lewis
VCG Holding Corp.
390 Union Blvd., Suite 540
Lakewood, CO 80228

With copies to:

Mike Ocello
1401 Mississippi Avenue #10
Sauget, IL 62201

Martin A. Grusin
780 Ridge Lake Blvd., Suite 202
Memphis, TN 38120
Facsimile: 901-682-3590

(c)	if to Escrow Agent:	(*NAME AND ADDRESS CONFIDENTIAL*)

10.10 Seller agrees to indemnify and hold harmless Purchaser from and against all costs, losses, damages, liabilities, and expenses (including reasonable attorney fees) which Purchaser may sustain by reason of the failure of closing of sale of the Subject Property because of the failure of Seller to cure any material default by Seller resulting because any representation and warranty of Seller in Section 3.1 (a) through (t) shall be untrue as of the date of closing, which costs and expenses shall include, but not be limited to, Purchaser’s costs of loan applications, commitment fees, engineering costs of delivering documents and correspondence, telephone expenses and surveys. Any claim for indemnity must be made within six (6) months from date of Closing and shall be limited to $25,000.00.

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

11. Survival of Warranties. All of the warranties and representations contained in this Agreement or given pursuant hereto shall survive delivery of the Deed, Bill of Sales and other documents of transfer, the closings hereunder and any investigations made by the parties.

12. This Agreement and Purchaser’s obligations as specified herein are specifically made contingent upon Seller and Purchaser entering into a Lease Agreement for the land upon which the Subject Property is located.

IN WITNESS WHEREOF, the parties have hereto set their hands and seals as of the date and year first above written.

SELLER:
(*NAME CONFIDENTIAL*)

2-9-08	/s/ (*NAME CONFIDENTIAL*)
Date signed by Seller	(*NAME CONFIDENTIAL*)

PURCHASER:
(*NAME CONFIDENTIAL*)

2-9-08	BY:	/s/ MICHEAL L. OCELLO
Date signed by Purchaser	TITLE:	V. PRESIDENT

ESCROW AGENT:
(*NAME CONFIDENTIAL*)

BY:
Date signed by Escrow Agent	TITLE:

Kdills/vcg/(*NAME CONFIDENTIAL*)/sales agreement.doc

MAG - V. 8 FINAL

2/9/08